Exhibit 10.71

AMENDMENT AGREEMENT

TO

AMENDED AND RESTATED MASTER DISTRIBUTION AGREEMENT

This Amendment Agreement, dated February 26, 2014 (this “Amendment”), is effective as of February 1, 2014 (the “Effective Date”), by and between ARAMARK FOOD AND SUPPORT SERVICES GROUP, INC. (“ARAMARK”) and SYSCO CORPORATION (“Sysco”), each a “Party” and collectively, the “Parties”.

RECITALS:

A. ARAMARK and Sysco are parties to a certain Amended and Restated Master Distribution Agreement dated as of November 25, 2006, as amended and extended (the “Existing Agreement”).

B. Under the Existing Agreement, Sysco provides distribution services to ARAMARK, its affiliates and Components (as defined in the Existing Agreement).

C. The Parties wish to amend the Existing Agreement in certain respects as further described in this Amendment.

AGREEMENT:

NOW, THEREFORE, in consideration of the promises contained herein, and with intent to be legally bound, ARAMARK and Sysco agree, effective as of the Effective Date (except as otherwise set forth below), as follows:

1.	Paragraph 6(c)(3) is amended and restated in its entirety to read as follows:

“(3)     *”

2.	A new Paragraph 9(j) is added to the Existing Agreement to read as follows:

“(j)    * on the purchase of *. The Parties will track such savings by gathering appropriate data for each * sold during the fiscal year in question, including, without limitation, the following: Sell Price using *; * during the period being tracked; *.

“The Parties will determine * to Aramark for * within fifteen (15) days of the end of each ARAMARK fiscal quarter for * sold hereunder during such quarter. If those * are projected to exceed or fall short of * in which such quarter falls, ARAMARK with notice to Sysco will adjust * with a view to providing * to ARAMARK of *. These * adjustments shall be effective at the beginning of the second month following the end of the fiscal quarter for which the adjustments are being determined. It is the Parties’ intention that Sysco will provide * ARAMARK during each ARAMARK fiscal year and thus, the Parties will *.

If total * made with respect to ARAMARK’s 2014 fiscal year are less *, Sysco will pay the 2014 * to ARAMARK within sixty (60) days of the end of ARAMARK’s 2014 fiscal year. For the avoidance of doubt, there will be no similar * with respect to ARAMARK fiscal years after fiscal 2014 during the term of this Agreement.

*Material omitted and separately filed with the Commission under an application for confidential treatment.

3.	Paragraph 10(c) is amended and restated in its entirety to read as follows:

“(c) SYSCO® Brand Performance Allowance. Sysco shall pay to ARAMARK a Performance Allowance (the “Performance Allowance”), under and subject to the terms and conditions of Exhibit D. Sysco guarantees that the SYSCO® brand version of a product previously supplied to ARAMARK by any such manufacturer with the manufacturer’s brand or other brand shall be packed by such manufacturer.

4.	Paragraph 10(e) is amended and restated in its entirety to read as follows:

“(e) * Incentive. Within thirty (30) days of the end of Sysco’s 2014 fiscal year and each Sysco fiscal year (or portion thereof) thereafter during the term of this Agreement, Sysco will compare the * during the fiscal year then ending * “Base Year *). If the * exceeds the Base Year *, Sysco will * incentive (the “* Incentive”) determined from the following table two tables * based upon * by which the * then calculated exceeds the Base Year *:

“For the period from June 30, 2013 through September 28, 2013;

Table 1

Increase * over Base Year *	*
*	*
*	*
*	*
*	*
*	*

“For the period from September 29, 2013 through June 28, 2014 and for all fiscal years of Sysco after Sysco’s fiscal 2014 during the term of this Agreement;

Table 2

*Material omitted and separately filed with the Commission under an application for confidential treatment.

*	*
*	*
*	*
*	*
*	*
*	*
*	*
*	*

“The percentage determined from the applicable table(s) above shall be multiplied by * used to determine the National Volume Discount payable for the Sysco fiscal year for which the * Incentive is being determined to calculate the amount of the * Incentive which amount shall be paid by Sysco within thirty (30) days of the end of the Sysco fiscal year for which the * Incentive is being determined. For Sysco’s fiscal 2014, *.

It the term of this Agreement does not end at the same time as a Sysco fiscal year end, the last Drop Size Incentive payable under this Agreement will be determined using Table 2 by comparing (i) the average drop size over the period between the end of the term and the end of the last complete Sysco fiscal year ending prior to the end of the term, with (ii) the Base Year Average Drop Size in order to determine the incentive as if it were being calculated for an entire Sysco fiscal year (the “Pro Forma Incentive”). The Pro Forma Incentive will then be multiplied by a fraction, the numerator of which is the number of days in the term of this Agreement and the denominator of which is three hundred sixty-five (365), to determine the final Drop Size Incentive payable for such period. ARAMARK has the right to review and verify the source of the data as well as the methodology used to determine the * used in the calculation of the Drop Size Incentive.

“The Drop Size Incentive will not be paid if the percentage of the sales dollar volume of product that is split to the sales dollar volume of product sold in full cases in the fiscal year for which the Drop Size Incentive is being calculated *. If the quantity or volume of any product contained within a case of such product is changed from the case quantity or volume of such product in effect on March 31, 2011, Sysco, following not less than fifteen (15) days prior notice to ARAMARK, may adjust the Delivery Size Incentive in an amount reasonably necessary to compensate for such pack size adjustment. The intent is that pack size changes remain revenue and cost neutral. The pack size changes shall be determined from time to time by Sysco. ARAMARK has the right to review and verify the source of the data as well as the methodology used to determine changes in pack size.”

5.	A new Paragraph 10(h) is added to Section 10 to read as follows:

“(h) * Produce Incentive for ARAMARK’s 2014 Fiscal Year. Sysco will pay * which will be determined by multiplying (A) the number of produce cases with * purchased by ARAMARK during the period starting with the beginning of ARAMARK’s 2014 fiscal year and ending the day prior to the Effective Date by *. * will be paid before the end of ARAMARK’s 2014 fiscal year.”

*Material omitted and separately filed with the Commission under an application for confidential treatment.

6.	In the paragraph entitled “Category 11-Produce” in Exhibit A to the Existing Agreement, the line reading

•	“Produce cases with a cost base over * * Per Case *

is amended and restated in its entirety to read

•	“Produce cases with a cost base over * * Per Case *

7.	In the paragraph entitled “Category 12-Beverage” in Exhibit A to the Existing Agreement, the line reading

•	“Frozen Liquid Coffee (12/1/2/5) * User Defined”

is amended and restated in its entirety to read

•	“Frozen and Ambient Dispensed Liquid Coffee (12/1/2/5) * User Defined”

8.	Exhibit D to the Existing Agreement is amended and restated in its entirety to read as set forth in Attachment 1 to this Amendment Agreement.

9.	A new Exhibit J is hereby added to the Existing Agreement to read as set forth in Attachment 2 to this Amendment.

10.	All capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the Existing Agreement.

11.	Except as expressly modified by, or inconsistent with, the terms of this Amendment, all other terms and provisions of the Existing Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned duly authorized officers of Sysco and ARAMARK have hereunto set their hands and seals on the date first above written.

SYSCO CORPORATION		ARAMARK FOOD AND SUPPORT SERVICES GROUP, INC.

By:	/s/ SCOTT SONNEMAKER	By:	/s/ JOHN OROBONO

Name:	Scott Sonnemaker	Name:	John Orobono

Title:	Senior Vice President- Sales	Title:	SVP, Supply Chain Management

*Material omitted and separately filed with the Commission under an application for confidential treatment.

ATTACHMENT 1 to AMENDMENT AGREEMENT

Effective February 1, 2014

EXHIBIT D

To

Amended and Restated Master Distribution Agreement

Dated as of November 25, 2006

Sysco Performance Allowance

As set forth in Section 10(c), Sysco will pay the Performance Allowance to ARAMARK, based on purchases of SYSCO® brand products. “SYSCO® brand products” are all products bearing trademarks or tradenames which are owned by Sysco Corporation (or one of its affiliates) or which are exclusively available in the foodservice industry to Sysco.

Calculation and Payment:

* Performance Allowance: Sysco will pay * to ARAMARK based on total purchases of SYSCO® brand Products (“Total Brand Purchases”) in an amount equal to * of Total Brand Purchases (the “* Performance Allowance”) for all such purchases occurring after the beginning of ARAMARK’s 2014 fiscal year. The * Performance Allowance will be paid to ARAMARK * from Sysco’s corporate office by the * for which payment is being made.

*Performance Allowance: If Total Brand Purchases in any fiscal year of ARAMARK, commencing with Fiscal 2014, reach a level set forth in the table below, the percentage used to determine the total Performance Allowance (the “Allowance Percentage”) will be adjusted in accordance with the following table:

*	*
*	*
*	*
*	*
*	*
*	*
*	*

The allowance percentage set forth in the table above shall be multiplied by Total Brand Purchases for the ARAMARK fiscal year for which the * Performance Allowance is being determined. *, which amount shall be paid by Sysco within sixty (60) days of the end of the ARAMARK fiscal year for which the Additional Performance Allowance is being determined.

If the term of this Agreement does not end at the same time as a Sysco fiscal year end, the Total Brand Purchase numbers in the table above will be adjusted (the “Adjusted Table”) by multiplying each of such Total Brand Purchase numbers by a fraction, (i) the numerator of which is the number of days in the period between the last ARAMARK fiscal year end prior to

*Material omitted and separately filed with the Commission under an application for confidential treatment.

the end of the term of this Agreement and the end of the term of this Agreement and (ii) the denominator of which is three hundred sixty-five (365). Total Brand Purchases for the ARAMARK fiscal year in which the end of the term of this Agreement occurs will then be compared to the Adjusted Table to determine the Allowance Percentage for such fiscal year.

*Material omitted and separately filed with the Commission under an application for confidential treatment.

ATTACHMENT 2 to AMENDMENT AGREEMENT

Effective February 1, 2014

EXHIBIT J

To

Amended and Restated Master Distribution Agreement

Dated as of November 25, 2006

*

*	*	PACK / SIZE	*	*	*	*

*	*	1 / 35 LB	*	*	*	*

*	*	1 / 15LB	*	*	*	*

*	*	2 / 20 LB	*	*	*	*

*	*	28 / 19 OZ	*	*	*	*

*	*	2 / 10#AVG	*	*	*	*

*	*	2 / 9#AVG	*	*	*	*

*	*	6 / 66.5OZ	*	*	*	*

*	*	15 / 2 LB	*	*	*	*

*	*	2 / 1.5GAL	*	*	*	*

*	*	2 / 5 LB	*	*	*	*

*	*	2 / 5 LB	*	*	*	*

*	*	1 / 10 LB	*	*	*	*

*	*	1 / 10 LB	*	*	*	*

*	*	32 / 5 OZ	*	*	*	*

*	*	240 / 1.33OZ	*	*	*	*

*	*	2 / 5 LB	*	*	*	*

*	*	6 / 66.5OZ	*	*	*	*

*	*	9 / 16"	*	*	*	*

*	*	12 / 1 LB	*	*	*	*

*	*	9 / 16"	*	*	*	*

*	*	40 / 4 OZ	*	*	*	*

*	*	60 / 8.3 OZ	*	*	*	*

*	*	15 / 2 LB	*	*	*	*

*	*	6 / 4.5#AV	*	*	*	*

*	*	64 / 1.5 OZ	*	*	*	*

*	*	96 / 4 OZ	*	*	*	*

*	*	12 / 2 LB	*	*	*	*

*	*	500 / 2PACK	*	*	*	*

*	*	200 / EA	*	*	*	*

*	*	96 / 4 OZ	*	*	*	*

*Material omitted and separately filed with the Commission under an application for confidential treatment.